MICHAEL KORS HOLDINGS LIMITED

Exhibit 99.1

Michael Kors Holdings Limited Announces Third Quarter Fiscal 2018 Results
Exceeds Third Quarter Guidance; Raises Full Year Outlook
London — February 7, 2018 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company,” "MKHL"), a global fashion luxury group, today announced its financial results for the fiscal 2018 third quarter ended December 30, 2017. Earnings per diluted share were $1.42 on a reported basis. On an adjusted basis, earnings per diluted share were $1.77, an increase of 7.9% compared to the prior year.
Third Quarter Fiscal 2018 Highlights

•	Results exceeded guidance, with better than expected performance from both the Michael Kors and Jimmy Choo brands.

•	Successfully completed the integration of Jimmy Choo into Michael Kors Holdings Limited.

•	Continued to make progress on Michael Kors Runway 2020 strategic plan.

◦	Elevated brand position through innovative fashion luxury offering.

◦	Accessories sales were better than expected as new product introductions infused with glamor and unique fashion elements resonated with consumers.

◦	Grew women’s footwear and ready-to-wear businesses as consumers embraced feminine and embellished holiday offerings.

◦
Comparable store sales exceeded expectations and favorable response to new product innovation combined with reduced promotional activity drove higher average unit retails in North America digital flagships and lifestyle stores.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are pleased with our third quarter performance, which delivered better than expected results and saw the successful integration of Jimmy Choo into our luxury group. The Michael Kors brand continued to make progress on Runway 2020 initiatives across product innovation, brand engagement and customer experience.  Our innovative fashion luxury product offerings for the holiday season created excitement among consumers. At Jimmy Choo, we continued to deliver glamorous luxury product and engaging brand communications, which helped drive revenue during the quarter.”
Financial Results
The Company’s results are reported in this press release on both a GAAP and an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
For the third quarter ended December 30, 2017:

•
Total revenue increased 6.5% to $1.44 billion, including a $114.7 million contribution from Jimmy Choo, which the Company owned for two months of the quarter. On a constant currency basis, total revenue increased 4.6%.

•
MK Retail revenue increased 1.1% to $846.3 million driven in large part by 32 net new store openings since the end of the third quarter of fiscal 2017. Comparable sales decreased 3.2%, with better than anticipated performance in the Americas and Europe during the Holiday season. On a constant currency basis, retail net sales decreased 1.0%, and comparable sales decreased 5.2%.

•	MK Wholesale revenue decreased 8.9% to $430.8 million and on a constant currency basis decreased 10.5%, driven by a strategic reduction in inventory levels in the channel.

•	MK Licensing revenue increased 12.3% to $48.3 million.

MICHAEL KORS HOLDINGS LIMITED

•
Gross profit increased 9.7% to $884.0 million, and as a percentage of total revenue was 61.4%. Adjusted gross profit increased 9.9% to $885.6 million, and as a percentage of total revenue was 61.5%. This compares to 59.6% in the third quarter of fiscal 2017. The year-over-year growth was largely driven by improved MK Retail gross margin, favorable Michael Kors channel mix and the inclusion of the higher margin Jimmy Choo business, which contributed 20 basis points, partially offset by the expected decline in MK Wholesale gross margin. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 10 basis points.

•
Income from operations was $313.5 million, or 21.8% as a percentage of total revenue, including a $5.7 million contribution from Jimmy Choo after amortization of non-cash purchase accounting adjustments and transaction and transition related costs. Income from operations was $341.9 million, or 25.3% as a percentage of total revenue, for the third quarter of fiscal 2017.

•
Adjusted income from operations was $345.7 million, or 24.0% as a percentage of total revenue, reflecting a $15.7 million contribution from Jimmy Choo. This compares to $342.4 million, or 25.3% as a percentage of total revenue, for the same period in fiscal 2017.

•
Net income attributable to MKHL was $219.4 million, or $1.42 per diluted share, based on a 21.2% tax rate and 154.6 million weighted average diluted shares outstanding. Net income attributable to MKHL for the third quarter of fiscal 2017 was $271.3 million, or $1.64 per diluted share, based on a 20.6% tax rate and 165.2 million weighted average diluted shares outstanding.

•	Adjusted net income attributable to MKHL was $273.4 million, or $1.77 per diluted share. This compares to $271.6 million, or $1.64 per diluted share, for the third quarter of fiscal 2017.

•
At December 30, 2017, Michael Kors operated 848 retail stores, including concessions, and an additional 150 retail stores, including concessions, were operated through licensing partners. Including licensed locations, there were 998 Michael Kors stores worldwide at the end of the third quarter of fiscal 2018.

•
At December 30, 2017, Jimmy Choo operated 179 retail stores, including concessions, and an additional 55 retail stores, including concessions, were operated through licensing partners. Including licensed locations, there were 234 Jimmy Choo stores worldwide at the end of the third quarter of fiscal 2018.

Balance Sheet
As of December 30, 2017, debt on the balance sheet totaled $992.5 million after repaying $450.0 million of term loans. Currently, the Company has approximately $1.00 billion available for future borrowings under its revolving credit facilities. Inventory at December 30, 2017 was $677.2 million, including $117.1 million for Jimmy Choo and $560.1 for Michael Kors. Inventory at the end of the third quarter of fiscal 2017 was $586.2 million. Inventory for Michael Kors was down 4.5% as compared to the prior year.
Outlook
For the fourth quarter of fiscal 2018, the Company expects total revenue to be between $1.11 billion and $1.13 billion, including between $110 million and $115 million of incremental Jimmy Choo revenue. Comparable sales for Michael Kors are expected to decline in the low-single digits. The Company expects operating margin to be approximately 10.0%. Diluted earnings per share are expected to be in the range of $0.50 to $0.55, including the dilution from Jimmy Choo of approximately $0.07. This assumes approximately 155 million weighted average diluted shares outstanding and a tax rate of approximately 21.0%.

For fiscal 2018, the Company expects total revenue to be approximately $4.66 billion, including between $225 million and $230 million of incremental Jimmy Choo revenue. Comparable sales for Michael Kors are expected to decline in the mid-single digits. The Company expects operating margin to be approximately 18.0%. Diluted earnings per share are expected to be in the range of $4.40 to $4.45, with no incremental impact from Jimmy Choo. This assumes approximately 155 million weighted average diluted shares outstanding and a tax rate of approximately 18.0%.

Conference Call Information

MICHAEL KORS HOLDINGS LIMITED

A conference call to discuss third quarter results is scheduled for today, February 7, 2018 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s investor relations website, www.investors.michaelkors.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 14, 2018. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 2891593. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition, the acquisition of the Greater China licensee and restructuring and non-cash impairment charges primarily associated with underperforming retail stores. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors Holdings Limited
Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2017 (File No. 001-35368), Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2017 (File No. 001-35368) and other reports filed with the U.S. Securities and Exchange Commission.
CONTACTS:

MICHAEL KORS HOLDINGS LIMITED

Michael Kors Holdings Limited
Christina Coronios
(201) 691-6133
InvestorRelations@MichaelKors.com
ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Total revenue	$1,440.1	$1,352.8	$3,539.1	$3,428.9
Cost of goods sold	556.1	547.1	1,389.6	1,387.2
Gross profit	884.0	805.7	2,149.5	2,041.7
Total operating expenses	570.5	463.8	1,487.5	1,309.2
Income from operations	313.5	341.9	662.0	732.5
Other income, net	(0.1)	(4.1)	(1.0)	(4.7)
Interest expense, net	8.3	3.4	10.2	5.1
Foreign currency loss (gain)	27.0	0.9	(14.7)	2.2
Income before provision for income taxes	278.3	341.7	667.5	729.9
Provision for income taxes	58.9	70.4	119.9	151.6
Net income	219.4	271.3	547.6	578.3
Less: Net loss attributable to noncontrolling interest	—	—	(0.2)	(1.0)
Net income attributable to MKHL	$219.4	$271.3	$547.8	$579.3
Weighted average ordinary shares outstanding:
Basic	152,047,963	163,148,597	152,772,067	168,000,933
Diluted	154,623,339	165,214,045	155,220,984	170,222,588
Net income per ordinary share attributable to MKHL:
Basic	$1.44	$1.66	$3.59	$3.45
Diluted	$1.42	$1.64	$3.53	$3.40

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 30, 2017	April 1, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$317.1	$227.7	$368.8
Receivables, net	288.0	265.8	252.4
Inventories	677.2	549.3	586.2
Prepaid expenses and other current assets	162.3	121.9	160.3
Total current assets	1,444.6	1,164.7	1,367.7
Property and equipment, net	599.4	591.5	771.0
Intangible assets, net	1,215.4	418.1	453.7
Goodwill	822.0	119.7	119.7
Deferred tax assets	64.7	73.3	20.8
Other assets	70.7	42.3	38.1
Total assets	$4,216.8	$2,409.6	$2,771.0
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$290.2	$176.3	$214.0
Accrued payroll and payroll related expenses	85.7	61.1	60.7
Accrued income taxes	68.7	60.3	47.3
Short-term debt	0.1	133.1	147.8
Accrued expenses and other current liabilities	277.4	135.0	202.0
Total current liabilities	722.1	565.8	671.8
Deferred rent	134.8	137.8	128.1
Deferred tax liabilities	217.0	80.0	89.0
Long-term debt	992.4	—	—
Other long-term liabilities	70.2	31.0	27.6
Total liabilities	2,136.5	814.6	916.5
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 210,302,628 shares issued and 152,167,403 outstanding at December 30, 2017; 209,332,493 shares issued and 155,833,304 outstanding at April 1, 2017, and 209,293,238 shares issued and 162,435,864 outstanding at December 31, 2016	—	—	—
Treasury shares, at cost (58,135,225 shares at December 30, 2017; 53,499,189 shares at April 1, 2017; and 46,857,374 shares at December 31, 2016)	(2,815.9)	(2,654.9)	(2,404.9)
Additional paid-in capital	803.3	767.8	760.0
Accumulated other comprehensive loss	(18.4)	(80.6)	(90.1)
Retained earnings	4,107.9	3,560.3	3,587.1
Total shareholders’ equity of MKHL	2,076.9	1,592.6	1,852.1
Noncontrolling interest	3.4	2.4	2.4
Total shareholders’ equity	2,080.3	1,595.0	1,854.5
Total liabilities and shareholders’ equity	$4,216.8	$2,409.6	$2,771.0

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue by Segment and Region:
MK Retail	The Americas	$558.0	$584.2	$1,335.6	$1,362.0
	Europe	168.0	150.9	444.3	401.2
	Asia	120.3	101.6	331.3	233.6
MK Retail Revenue		846.3	836.7	2,111.2	1,996.8

MK Wholesale	The Americas	338.2	372.9	905.8	987.6
	EMEA	81.2	89.5	250.7	285.2
	Asia	11.4	10.7	41.5	46.9
MK Wholesale Revenue		430.8	473.1	1,198.0	1,319.7

MK Licensing	The Americas	29.3	26.7	70.1	70.1
	EMEA	19.0	16.3	45.1	42.3
MK Licensing Revenue		48.3	43.0	115.2	112.4

Michael Kors Brand Revenue		1,325.4	1,352.8	3,424.4	3,428.9

Jimmy Choo	The Americas	21.0	—	21.0	—
	EMEA	65.0	—	65.0	—
	Asia	28.7	—	28.7	—
Jimmy Choo Revenue		114.7	—	114.7	—

Total Revenue		$1,440.1	$1,352.8	$3,539.1	$3,428.9

Income from Operations:
MK Retail		$180.4	$178.2	$341.6	$314.4
MK Wholesale		100.5	140.2	263.6	367.2
MK Licensing		26.9	23.5	51.1	50.9
Michael Kors		307.8	341.9	656.3	732.5
Jimmy Choo		5.7	—	5.7	—
Total Income from Operations		$313.5	$341.9	$662.0	$732.5

Operating Margin:
MK Retail		21.3%	21.3%	16.2%	15.7%
MK Wholesale		23.3%	29.6%	22.0%	27.8%
MK Licensing		55.7%	54.7%	44.4%	45.3%
Michael Kors		23.2%	25.3%	19.2%	21.4%
Jimmy Choo		5.0%	—%	5.0%	—%
Total Operating Margin		21.8%	25.3%	18.7%	21.4%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	December 30, 2017
Retail Store Information:	Store Count	Square Footage
The Americas	395	1,304,161
Europe	202	544,175
Asia	251	516,943
Michael Kors	848	2,365,279

Jimmy Choo	179	228,807

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 5
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 30, 2017	December 31, 2016	As Reported	Constant Currency
Total revenue:
MK Retail	$846.3	$836.7	1.1%	(1.0)%
MK Wholesale	430.8	473.1	(8.9)%	(10.5)%
MK Licensing	48.3	43.0	12.3%	12.3%
Michael Kors brand	1,325.4	1,352.8	(2.0)%	(3.9)%
Jimmy Choo	114.7	—	NM	NM
Total revenue	$1,440.1	$1,352.8	6.5%	4.6%

	Nine Months Ended		% Change
	December 30, 2017	December 31, 2016	As Reported	Constant Currency
Total revenue:
MK Retail	$2,111.2	$1,996.8	5.7%	5.0%
MK Wholesale	1,198.0	1,319.7	(9.2)%	(10.1)%
MK Licensing	115.2	112.4	2.5%	2.5%
Michael Kors brand	3,424.4	3,428.9	(0.1)%	(0.9)%
Jimmy Choo	114.7	—	NM	NM
Total revenue	$3,539.1	$3,428.9	3.2%	2.4%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 6
NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP AND DERIVATIVE CONTRACT
RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Total revenue	$1,440.1	$—	$—	$—	$—	$1,440.1
Gross profit	884.0	$—	$—	$1.6	$—	$885.6
Gross profit margin	61.4%	—%	—%	0.1%	—%	61.5%
Operating expenses	$570.5	$(2.6)	$(28.0)	$—	$—	$539.9
Operating expense as percentage of revenue	39.6%	(0.2)%	(1.9)%	—%	—%	37.5%
Total income from operations	$313.5	$2.6	$28.0	$1.6	$—	$345.7
Total operating margin	21.8%	0.2%	1.9%	0.1%	—%	24.0%

MK Retail revenue	$846.3	$—	$—	$—	$—	$846.3
MK Retail operating income	$180.4	$2.6	$11.0	$—	$—	$194.0
MK Retail operating margin	21.3%	0.3%	1.3%	—%	—%	22.9%

MK Wholesale revenue	$430.8	$—	$—	$—	$—	$430.8
MK Wholesale operating income	$100.5	$—	$7.3	$—	$—	$107.8
MK Wholesale operating margin	23.3%	—%	1.7%	—%	—	25.0%

Jimmy Choo revenue	$114.7	$—	$—	$—	$—	$114.7
Jimmy Choo operating income	$5.7	$—	$8.4	$1.6	$—	$15.7
Jimmy Choo operating margin	5.0%	—%	7.3%	1.4%	—%	13.7%

Foreign currency loss (gain)	$27.0	$—	$—	$—	$(32.0)	$(5.0)
Net income attributable to MKHL	$219.4	$2.1	$24.7	$1.3	$25.9	$273.4
Weighted average diluted ordinary shares outstanding	154,623,339	—	—	—	—	154,623,339
Diluted net income per ordinary share attributable to MKHL	$1.42	$0.01	$0.16	$0.01	$0.17	$1.77
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited (formerly known as Jimmy Choo PLC).

MICHAEL KORS HOLDINGS LIMITED

	Nine Months Ended December 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Total revenue	$3,539.1	$—	$—	$—	$—	$3,539.1
Gross profit	$2,149.5	$—	$—	$1.6	$—	$2,151.1
Gross profit margin	60.7%	—%	—%	0.1%	—%	60.8%
Operating expenses	$1,487.5	$(18.9)	$(51.3)	$—	$—	$1,417.3
Operating expense as percentage of revenue	42.0%	(0.5)%	(1.5)%	—%	—%	40.0%
Total income from operations	$662.0	$18.9	$51.3	$1.6	$—	$733.8
Total operating margin	18.7%	0.5%	1.4%	0.1%	—%	20.7%

MK Retail revenue	$2,111.2	$—	$—	$—	$—	$2,111.2
MK Retail operating income	$341.6	$18.9	$25.4	$—	$—	$385.9
MK Retail operating margin	16.2%	0.9%	1.2%	—%	—%	18.3%

MK Wholesale revenue	$1,198.0	$—	$—	$—	$—	$1,198.0
MK Wholesale operating income	$263.6	$—	$14.9	$—	$—	$278.5
MK Wholesale operating margin	22.0%	—%	1.2%	—%	—%	23.2%

Jimmy Choo revenue	$114.7	$—	$—	$—	$—	$114.7
Jimmy Choo operating income	$5.7	$—	$8.4	$1.6	$—	$15.7
Jimmy Choo operating margin	5.0%	—%	7.3%	1.4%	—%	13.7%

Foreign currency gain	$(14.7)	$—	$—	$—	$4.7	$(10.0)
Net income attributable to MKHL	$547.8	$15.5	$43.7	$1.3	$(3.8)	$604.5
Weighted average diluted ordinary shares outstanding	155,220,984	—	—	—	—	155,220,984
Diluted net income per ordinary share attributable to MKHL	$3.53	$0.10	$0.28	$0.01	$(0.03)	$3.89
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 7
NON-GAAP RECONCILIATION OF REPORTED NET INCOME
TO ADJUSTED NET INCOME AND NET INCOME PER SHARE, EXCLUDING
LONG-LIVED ASSET IMPAIRMENTS AND TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 31, 2016
	As Reported	Impairment Charges	As Adjusted
Total revenue	$1,352.8	$—	$1,352.8
Operating expenses	$463.8	$(0.5)	$463.3
Operating expense as percentage of revenue	34.3%	(0.1)%	34.2%
Total income from operations	$341.9	$0.5	$342.4
Total operating margin	25.3%	—%	25.3%

MK Wholesale revenue	$473.1	$—	$473.1
MK Wholesale operating income	$140.2	$0.5	$140.7
MK Wholesale operating margin	29.6%	0.1%	29.7%

Net income attributable to MKHL	$271.3	$0.3	$271.6
Weighted average diluted ordinary shares outstanding	165,214,045	—	165,214,045
Diluted net income per ordinary share attributable to MKHL	$1.64	$—	$1.64

	Nine Months Ended December 31, 2016
	As Reported	Impairment Charges	Transaction Costs(1)	As Adjusted
Total revenue	$3,428.9	$—	$—	$3,428.9
Operating expenses	$1,309.2	$(5.4)	$(11.3)	$1,292.5
Operating expense as percentage of revenue	38.2%	(0.2)%	(0.3)%	37.7%
Total income from operations	$732.5	$5.4	$11.3	$749.2
Total operating margin	21.4%	0.1%	0.3%	21.8%

MK Retail revenue	$1,996.8	$—	$—	$1,996.8
MK Retail operating income	$314.4	$4.9	$11.3	$330.6
MK Retail operating margin	15.7%	0.3%	0.6%	16.6%

MK Wholesale revenue	1,319.7	—	—	1,319.7
MK Wholesale operating income	367.2	0.5	—	367.7
MK Wholesale operating margin	27.8%	0.1%	—%	27.9%

Net income attributable to MKHL	$579.3	$3.5	$11.3	$594.1
Weighted average diluted ordinary shares outstanding	170,222,588	—	—	170,222,588
Diluted net income per ordinary share attributable to MKHL	$3.40	$0.02	$0.07	$3.49
______________________

(1)	Includes transition costs recorded in connection with the acquisition of Michael Kors (HK) Limited and Subsidiaries.